AXIS CAPITAL HOLDINGS LIMITED

INVESTOR FINANCIAL SUPPLEMENT

FOURTH QUARTER 2019

AXIS CAPITAL HOLDINGS LIMITED
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matt Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that the Company files with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments, insurance and reinsurance.

During the three months ended March 31, 2018, the Company realigned its accident and health business by integrating this business and its operations into the Company's insurance and reinsurance segments. Financial results relating to this business were previously included in the results of the insurance segment of the Company. As a result of the realignment accident and health results are included in the results of the insurance and reinsurance segments of the Company with effect from January 1, 2018. The results are inclusive of underwriting-related general and administrative expenses attributable to the Company’s accident and health business. In addition, to facilitate comparison of information across periods, certain reclassifications have been made to prior year amounts to conform to the current year's presentation. These reclassifications did not impact results of operations, financial condition or liquidity.

DEFINITIONS AND PRESENTATION

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2018 and December 31, 2017 and consolidated statements of operations for the years then ended.

•	Amounts may not reconcile due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;

•	the occurrence and magnitude of natural and man-made disasters;

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;

•	losses from war, terrorism and political unrest or other unanticipated losses;

•	actual claims exceeding our loss reserves;

•	general economic, capital and credit market conditions;

•	the failure of any of the loss limitation methods we employ;

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;

•	our inability to purchase reinsurance or collect amounts due to us;

•	the breach by third parties in our program business of their obligations to us;

•	difficulties with technology and/or data security;

•	the failure of our policyholders and intermediaries to pay premiums;

•	the failure of our cedants to adequately evaluate risks;

•	inability to obtain additional capital on favorable terms, or at all;

•	the loss of one or more key executives;

•	a decline in our ratings with rating agencies;

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;

i

•	changes in accounting policies or practices;

•	the use of industry catastrophe models and changes to these models;

•	changes in governmental regulations and potential government intervention in our industry;

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

•	increased competition;

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union;

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions;

•	the failure to realize the expected benefits or synergies relating to our transformation initiative;

•	changes in tax laws; and

•
the other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, and hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability, and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions, not-for-profit organizations and other professional service providers. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low to mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the UK. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, international direct and facultative property.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation and personal accident are also covered. The principal perils covered by policies in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is written on a proportional and an excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils covered by policies in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is written on a proportional and excess of loss basis.
Professional Lines: provides protection for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability, cyber and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Mortgage reinsurance is provided to mortgage guaranty insurers and government sponsored entities. Mortgage reinsurance provides protection for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides protection to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides protection to insurers of admitted casualty business, excess and surplus lines casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, workers' compensation, auto liability, and excess casualty.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. The business is written on a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine and aviation reinsurance.
Accident and Health: includes personal accident, specialty health, accidental health, travel, life and disability reinsurance products which are offered on both a proportional and catastrophic or per life excess of loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL HIGHLIGHTS

		Quarters ended December 31,				Years ended December 31,
		2019	2018	Change		2019	2018	Change
HIGHLIGHTS	Gross premiums written	$1,261,366	$1,172,738	7.6%		$6,898,858	$6,910,065	(0.2%)
	Gross premiums written - Insurance	76.2%	78.5%	(2.3)	pts	53.3%	55.0%	(1.7)	pts
	Gross premiums written - Reinsurance	23.8%	21.5%	2.3	pts	46.7%	45.0%	1.7	pts
	Net premiums written	$786,154	$752,698	4.4%		$4,489,615	$4,658,962	(3.6%)
	Net premiums earned	$1,172,051	$1,214,469	(3.5%)		$4,587,178	$4,791,495	(4.3%)
	Net premiums earned - Insurance	47.7%	48.6%	(0.9)	pts	47.7%	49.3%	(1.6)	pts
	Net premiums earned - Reinsurance	52.3%	51.4%	0.9	pts	52.3%	50.7%	1.6	pts
	Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	nm		$282,361	$396	nm
	Operating income (loss) [a]	4,350	(144,303)	nm		213,409	160,699	32.8%
	Annualized return on average common equity [b]	(0.8%)	(18.1%)	17.3	pts	6.3%	—%	6.3	pts
	Annualized operating return on average common equity [c]	0.4%	(13.2%)	13.6	pts	4.7%	3.6%	1.0	pts
	Total shareholders’ equity	5,544,008	5,030,071	10.2%		5,544,008	5,030,071	10.2%

PER COMMON SHARE AND COMMON SHARE DATA	Earnings (loss) per diluted common share	($0.12)	($2.37)	nm		$3.34	$—	nm
	Operating income (loss) per diluted common share [d]	$0.05	($1.73)	nm		$2.52	$1.91	31.9%
	Weighted average diluted common shares outstanding	83,957	83,582	0.4%		84,473	84,007	0.6%
	Book value per common share	$56.80	$50.91	11.6%		$56.80	$50.91	11.6%
	Book value per diluted common share (treasury stock method)	$55.79	$49.93	11.7%		$55.79	$49.93	11.7%
	Tangible book value per diluted common share (treasury stock method) [a]	$52.40	$46.41	12.9%		$52.40	$46.41	12.9%

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	62.2%	65.4%	(3.2)	pts	60.6%	61.7%	(1.1)	pts
	Catastrophe and weather-related losses ratio	12.1%	22.5%	(10.4)	pts	7.5%	9.0%	(1.5)	pts
	Current accident year loss ratio	74.3%	87.9%	(13.6)	pts	68.1%	70.7%	(2.6)	pts
	Prior year reserve development ratio	(1.1%)	(3.3%)	2.2	pts	(1.7%)	(4.1%)	2.4	pts
	Net losses and loss expenses ratio	73.2%	84.6%	(11.4)	pts	66.4%	66.6%	(0.2)	pts
	Acquisition cost ratio	22.3%	21.4%	0.9	pts	22.3%	20.2%	2.1	pts
	General and administrative expense ratio [e]	11.8%	11.3%	0.5	pts	13.9%	13.1%	0.8	pts
	Combined ratio	107.3%	117.3%	(10.0)	pts	102.6%	99.9%	2.7	pts

INVESTMENT DATA	Total assets	$25,604,054	$24,132,566	6.1%		$25,604,054	$24,132,566	6.1%
	Total cash and invested assets [f]	15,959,591	14,986,704	6.5%		15,959,591	14,986,704	6.5%
	Net investment income	117,557	113,128	3.9%		478,572	438,507	9.1%
	Net investment gains (losses)	42,712	(72,667)	nm		91,233	(150,218)	nm
	Book yield of fixed maturities	2.8%	3.1%	(0.3)	pts	2.8%	3.1%	(0.3)	pts

[a]
Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this document. Loss per diluted common share and operating loss per diluted common share for the quarter ended December 31, 2018, were calculated using weighted average common shares outstanding due to the net loss attributable to common shareholders and operating loss recognized in the period.

[b]
Annualized ROACE is calculated by dividing net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.

[c]
Annualized operating ROACE is calculated by dividing operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.

[d]	Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f] Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - AS REPORTED, U.S. GAAP
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2019 AND 2018

	Quarters ended December 31,		Years ended December 31,
	2019	2018	2019	2018

Revenues
Net premiums earned	$1,172,051	$1,214,469	$4,587,178	$4,791,495
Net investment income	117,557	113,128	478,572	438,507
Net investment gains (losses)	42,712	(72,667)	91,233	(150,218)
Other insurance related income (losses)	5,059	(8,189)	16,444	10,622
Total revenues	1,337,379	1,246,741	5,173,427	5,090,406

Expenses
Net losses and loss expenses	857,394	1,027,343	3,044,798	3,190,287
Acquisition costs	261,775	259,308	1,024,582	968,835
General and administrative expenses	138,823	137,445	634,831	627,389
Foreign exchange losses (gains)	52,827	(31,232)	(12,041)	(29,165)
Interest expense and financing costs	18,562	16,675	68,107	67,432
Reorganization expenses	8,074	18,815	37,384	66,940
Amortization of value of business acquired	2,056	22,797	26,722	172,332
Amortization of intangible assets	2,853	5,251	11,597	13,814
Total expenses	1,342,364	1,456,402	4,835,980	5,077,864

Income (loss) before income taxes and interest in income (loss) of equity method investments	(4,985)	(209,661)	337,447	12,542
Income tax (expense) benefit	159	25,921	(23,692)	29,486
Interest in income (loss) of equity method investments	4,073	(4,052)	9,718	993
Net income (loss)	(753)	(187,792)	323,473	43,021
Preferred share dividends	9,144	10,656	41,112	42,625
Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	$282,361	$396

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTER

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017
UNDERWRITING REVENUES
Gross premiums written	$1,261,366	$1,406,506	$1,647,760	$2,583,226	$1,172,738	$1,096,501
Ceded premiums written	(475,212)	(550,425)	(577,439)	(806,167)	(420,040)	(367,077)
Net premiums written	786,154	856,081	1,070,321	1,777,059	752,698	729,424

Gross premiums earned	1,789,084	1,756,116	1,680,663	1,684,814	1,777,052	1,699,882
Ceded premiums earned	(617,033)	(598,809)	(557,056)	(550,602)	(562,583)	(488,387)
Net premiums earned	1,172,051	1,157,307	1,123,607	1,134,212	1,214,469	1,211,495
Other insurance related income (losses)	5,059	1,533	2,925	6,929	(8,189)	3,180
Total underwriting revenues	1,177,110	1,158,840	1,126,532	1,141,141	1,206,280	1,214,675

UNDERWRITING EXPENSES
Net losses and loss expenses	857,394	850,913	672,463	664,028	1,027,343	840,132
Acquisition costs	261,775	260,026	242,363	260,418	259,308	234,713
Underwriting-related general and administrative expenses [a]	107,195	126,619	133,047	138,873	114,293	113,700
Total underwriting expenses	1,226,364	1,237,558	1,047,873	1,063,319	1,400,944	1,188,545

UNDERWRITING INCOME (LOSS) [b]	(49,254)	(78,718)	78,659	77,822	(194,664)	26,130

OTHER (EXPENSES) REVENUES
Net investment income	117,557	115,763	137,949	107,303	113,128	100,908
Net investment gains (losses)	42,712	14,527	21,225	12,767	(72,667)	43,038
Corporate expenses [a]	(31,628)	(28,903)	(32,348)	(36,218)	(23,152)	(32,023)
Foreign exchange (losses) gains	(52,827)	59,543	12,381	(7,056)	31,232	(44,644)
Interest expense and financing costs	(18,562)	(18,042)	(15,607)	(15,895)	(16,675)	(16,434)
Transaction and reorganization expenses	(8,074)	(11,215)	(3,276)	(14,820)	(18,815)	(20,748)
Amortization of value of business acquired	(2,056)	(4,368)	(7,194)	(13,104)	(22,797)	(50,104)
Amortization of intangible assets	(2,853)	(2,831)	(2,912)	(3,003)	(5,251)	(2,543)
Total other (expenses) revenues	44,269	124,474	110,218	29,974	(14,997)	(22,550)

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	(4,985)	45,756	188,877	107,796	(209,661)	3,580
Income tax (expense) benefit	159	(8,147)	(14,469)	(1,234)	25,921	(31,005)
Interest in income (loss) of equity method investments	4,073	792	2,635	2,219	(4,052)	—

NET INCOME (LOSS)	(753)	38,401	177,043	108,781	(187,792)	(27,425)

Preferred share dividends	(9,144)	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)

NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$(9,897)	$27,745	$166,387	$98,125	$(198,448)	$(38,081)

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses as presented above.

[b]
Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above and on page 5 (Consolidated Statements of Income - Year).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - QUARTER

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	62.2%	61.7%	59.7%	58.9%	65.4%	62.8%
Catastrophe and weather-related losses ratio	12.1%	14.1%	2.3%	0.9%	22.5%	11.2%
Current accident year loss ratio	74.3%	75.8%	62.0%	59.8%	87.9%	74.0%
Prior year reserve development ratio	(1.1%)	(2.3%)	(2.2%)	(1.3%)	(3.3%)	(4.7%)
Net losses and loss expenses ratio	73.2%	73.5%	59.8%	58.5%	84.6%	69.3%
Acquisition cost ratio	22.3%	22.5%	21.6%	23.0%	21.4%	19.4%
General and administrative expense ratio [a]	11.8%	13.4%	14.7%	15.4%	11.3%	12.0%
Combined ratio	107.3%	109.4%	96.1%	96.9%	117.3%	100.7%

Weighted average common shares outstanding	83,957	83,947	83,941	83,725	83,582	83,160
Weighted average diluted common shares outstanding	83,957	84,582	84,401	84,272	83,582	83,160
Earnings (loss) per common share	($0.12)	$0.33	$1.98	$1.17	($2.37)	($0.46)
Earnings (loss) per diluted common share	($0.12)	$0.33	$1.97	$1.16	($2.37)	($0.46)
Annualized ROACE	(0.8%)	2.3%	14.3%	8.9%	(18.1%)	(3.3%)
Annualized operating ROACE	0.4%	(2.7%)	11.8%	9.5%	(13.2%)	1.7%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR

	Years ended December 31,
	2019	2018	2017
UNDERWRITING REVENUES
Gross premiums written	$6,898,858	$6,910,065	$5,556,273
Ceded premiums written	(2,409,243)	(2,251,103)	(1,529,130)
Net premiums written	4,489,615	4,658,962	4,027,143

Gross premiums earned	6,910,677	6,882,217	5,616,234
Ceded premiums earned	(2,323,499)	(2,090,722)	(1,467,474)
Net premiums earned	4,587,178	4,791,495	4,148,760
Other insurance related income (losses)	16,444	10,622	(1,240)
Total underwriting revenues	4,603,622	4,802,117	4,147,520

UNDERWRITING EXPENSES
Net losses and loss expenses	3,044,798	3,190,287	3,287,772
Acquisition costs	1,024,582	968,835	823,591
Underwriting-related general and administrative expenses [a]	505,735	519,168	449,483
Total underwriting expenses	4,575,115	4,678,290	4,560,846

UNDERWRITING INCOME (LOSS)	28,507	123,827	(413,326)

OTHER (EXPENSES) REVENUES
Net investment income	478,572	438,507	400,805
Net investment gains (losses)	91,233	(150,218)	28,226
Bargain purchase gain	—	—	15,044
Corporate expenses [a]	(129,096)	(108,221)	(129,945)
Foreign exchange (losses) gains	12,041	29,165	(134,737)
Interest expense and financing costs	(68,107)	(67,432)	(54,811)
Transaction and reorganization expenses	(37,384)	(66,940)	(26,718)
Amortization of value of business acquired	(26,722)	(172,332)	(50,104)
Amortization of intangible assets	(11,597)	(13,814)	(2,543)
Total other (expenses) revenues	308,940	(111,285)	45,217

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	337,447	12,542	(368,109)
Income tax (expense) benefit	(23,692)	29,486	7,542
Interest in income (loss) of equity method investments	9,718	993	(8,402)

NET INCOME (LOSS)	323,473	43,021	(368,969)

Preferred share dividends	(41,112)	(42,625)	(46,810)

NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$282,361	$396	$(415,779)

[a] Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses as presented above.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - YEAR

	Years ended December 31,
	2019	2018	2017
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	60.6%	61.7%	63.7%
Catastrophe and weather-related losses ratio	7.5%	9.0%	20.4%
Current accident year loss ratio	68.1%	70.7%	84.1%
Prior year reserve development ratio	(1.7%)	(4.1%)	(4.9%)
Net losses and loss expenses ratio	66.4%	66.6%	79.2%
Acquisition cost ratio	22.3%	20.2%	19.9%
General and administrative expense ratio [a]	13.9%	13.1%	14.0%
Combined ratio	102.6%	99.9%	113.1%

Weighted average common shares outstanding	83,894	83,501	84,108
Weighted average diluted common shares outstanding	84,473	84,007	84,108
Earnings (loss) per common share	$3.37	$—	($4.94)
Earnings (loss) per diluted common share	$3.34	$—	($4.94)
ROACE	6.3%	—%	(8.6%)
Operating ROACE	4.7%	3.6%	(5.3%)

[a] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
EX-PGAAP CONSOLIDATED SEGMENT DATA

	Quarter ended December 31, 2019			Year ended December 31, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$961,608	$299,758	$1,261,366	$3,675,931	$3,222,927	$6,898,858
Ceded premium written	(390,651)	(84,561)	(475,212)	(1,466,776)	(942,467)	(2,409,243)
Net premiums written	570,957	215,197	786,154	2,209,155	2,280,460	4,489,615

Gross premiums earned	927,599	861,485	1,789,084	3,623,180	3,287,497	6,910,677
Ceded premiums earned	(367,989)	(249,044)	(617,033)	(1,433,096)	(890,403)	(2,323,499)
Net premiums earned	559,610	612,441	1,172,051	2,190,084	2,397,094	4,587,178
Other insurance related income	1,079	3,980	5,059	2,858	13,586	16,444
Total underwriting revenues	560,689	616,421	1,177,110	2,192,942	2,410,680	4,603,622

UNDERWRITING EXPENSES
Net losses and loss expenses	317,234	540,160	857,394	1,278,679	1,766,119	3,044,798
Acquisition costs	123,300	138,475	261,775	468,281	556,301	1,024,582
Underwriting-related general and administrative expenses	90,472	16,723	107,195	401,963	103,772	505,735
Total underwriting expenses	531,006	695,358	1,226,364	2,148,923	2,426,192	4,575,115
UNDERWRITING INCOME (LOSS)	29,683	(78,937)	(49,254)	44,019	(15,512)	28,507
Acquisition costs adjustment	1,518	—	1,518	12,139	68	12,206
EX-PGAAP UNDERWRITING INCOME (LOSS) [a]	$28,165	$(78,937)	$(50,772)	$31,880	$(15,580)	$16,301

Catastrophe and weather-related losses, net of reinstatement premiums	$19,900	$120,100	$140,000	$83,700	$252,417	$336,117
Net favorable prior year reserve development	$10,455	$3,426	$13,881	$53,302	$25,598	$78,900

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	55.0%	68.9%	62.2%	57.0%	64.0%	60.6%
Catastrophe and weather-related losses ratio	3.6%	19.9%	12.1%	3.8%	10.7%	7.5%
Current accident year loss ratio	58.6%	88.8%	74.3%	60.8%	74.7%	68.1%
Prior year reserve development ratio	(1.9%)	(0.6%)	(1.1%)	(2.4%)	(1.0%)	(1.7%)
Net losses and loss expenses ratio	56.7%	88.2%	73.2%	58.4%	73.7%	66.4%
Acquisition cost ratio	22.0%	22.6%	22.3%	21.4%	23.2%	22.3%
Underwriting-related general and administrative expense ratio	16.2%	2.7%	9.1%	18.3%	4.3%	11.1%
Corporate expense ratio			2.7%			2.8%
Combined ratio	94.9%	113.5%	107.3%	98.1%	101.2%	102.6%
Acquisition cost ratio adjustment	0.3%	—%	0.1%	0.6%	—%	0.3%
Ex-PGAAP Combined ratio	95.2%	113.5%	107.4%	98.7%	101.2%	102.9%
[a] Ex-PGAAP underwriting income (loss) is a non-GAAP financial measure as defined by Regulation G. The reconciliation to the most comparable GAAP financial measure, income (loss) before income taxes and interest in income (loss) of equity method investments is provided in the 'Consolidated Statements of Operations - Quarter' and 'Consolidated Statements of Operations - Year' sections of this document, and a discussion of the rationale for its presentation is provided later in this document.

AXIS CAPITAL HOLDINGS LIMITED
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Years ended December 31,
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017	2019	2018

INSURANCE SEGMENT
Property	$242,446	$241,517	$259,295	$200,502	$245,851	$240,246	$943,760	$1,192,807
Marine	73,780	91,161	99,389	146,979	56,202	59,387	411,309	367,047
Terrorism	13,317	17,284	15,157	14,362	12,920	13,044	60,120	61,663
Aviation	20,838	17,623	18,539	17,670	23,496	24,472	74,670	89,673
Credit and Political Risk	40,487	32,528	36,076	45,907	70,206	40,212	154,999	190,433
Professional Lines	356,321	272,362	321,284	227,308	328,078	309,905	1,177,274	1,115,213
Liability	180,951	186,253	190,030	142,642	144,277	114,631	699,876	553,461
Accident and Health	30,876	34,054	28,126	51,048	37,080	37,594	144,103	210,502
Discontinued Lines - Novae	2,592	2,120	429	4,678	2,626	14,820	9,820	16,793
TOTAL INSURANCE SEGMENT	961,608	894,902	968,325	851,096	920,736	854,311	3,675,931	3,797,592

REINSURANCE SEGMENT
Catastrophe	20,346	94,833	245,203	358,133	41,137	25,703	718,514	536,243
Property	20,318	67,972	43,135	172,742	(3,345)	11,344	304,166	342,789
Professional Lines	34,789	23,540	92,915	109,828	19,312	34,500	261,072	268,181
Credit and Surety	28,375	50,989	38,465	151,904	28,442	22,069	269,733	329,126
Motor	21,273	25,367	6,846	281,401	21,921	18,022	334,887	499,727
Liability	88,479	146,690	125,990	185,320	50,790	51,702	546,479	438,767
Agriculture	23,369	5,074	70,077	126,440	14,131	17,763	224,961	226,246
Engineering	17,821	8,841	7,600	22,766	24,099	19,134	57,028	60,358
Marine and Other	6,675	9,727	22,042	36,336	3,354	3,209	74,781	44,741
Accident and Health	38,881	78,474	27,723	287,592	51,050	39,131	432,670	365,660
Discontinued Lines - Novae	(568)	97	(561)	(332)	1,111	(387)	(1,364)	635
TOTAL REINSURANCE SEGMENT	299,758	511,604	679,435	1,732,130	252,002	242,190	3,222,927	3,112,473

CONSOLIDATED TOTAL	$1,261,366	$1,406,506	$1,647,760	$2,583,226	$1,172,738	$1,096,501	$6,898,858	$6,910,065

AXIS CAPITAL HOLDINGS LIMITED
EX-PGAAP CONSOLIDATED SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017	2018
UNDERWRITING REVENUES
Gross premiums written	$1,261,366	$1,406,506	$1,647,760	$2,583,226	$1,172,738	$1,096,501	$6,910,065
Ceded premiums written	(475,212)	(550,425)	(577,439)	(806,167)	(420,040)	(367,077)	(2,251,103)
Net premiums written	786,154	856,081	1,070,321	1,777,059	752,698	729,424	4,658,962

Gross premiums earned	1,789,084	1,756,116	1,680,663	1,684,814	1,777,052	1,699,882	6,882,217
Ceded premiums earned	(617,033)	(598,809)	(557,056)	(550,602)	(562,583)	(488,387)	(2,090,722)
Net premiums earned	1,172,051	1,157,307	1,123,607	1,134,212	1,214,469	1,211,495	4,791,495
Other insurance related income (loss)	5,059	1,533	2,925	6,929	(8,189)	3,180	10,622
Total underwriting revenues	1,177,110	1,158,840	1,126,532	1,141,141	1,206,280	1,214,675	4,802,117

UNDERWRITING EXPENSES
Net losses and loss expenses	857,394	850,913	672,463	664,028	1,027,343	840,132	3,190,287
Acquisition costs	261,775	260,026	242,363	260,418	259,308	234,713	968,835
Underwriting-related general and administrative expenses	107,195	126,619	133,047	138,873	114,293	113,700	519,168
Total underwriting expenses	1,226,364	1,237,558	1,047,873	1,063,319	1,400,944	1,188,545	4,678,290

UNDERWRITING INCOME (LOSS)	(49,254)	(78,718)	78,659	77,822	(194,664)	26,130	123,827
Acquisition costs adjustment	1,518	1,568	2,854	6,267	16,032	32,646	125,467
EX-PGAAP UNDERWRITING INCOME (LOSS)	$(50,772)	$(80,286)	$75,805	$71,555	$(210,696)	$(6,516)	$(1,640)

Catastrophe and weather-related losses, net of reinstatement premiums	$140,000	$159,869	$25,564	$10,684	$269,130	$132,773	$429,723
Net favorable prior year reserve development	$13,881	$26,727	$23,621	$14,672	$39,578	$56,559	$199,662

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	62.2%	61.7%	59.7%	58.9%	65.4%	62.8%	61.7%
Catastrophe and weather-related losses ratio	12.1%	14.1%	2.3%	0.9%	22.5%	11.2%	9.0%
Current accident year loss ratio	74.3%	75.8%	62.0%	59.8%	87.9%	74.0%	70.7%
Prior year reserve development ratio	(1.1%)	(2.3%)	(2.2%)	(1.3%)	(3.3%)	(4.7%)	(4.1%)
Net losses and loss expenses ratio	73.2%	73.5%	59.8%	58.5%	84.6%	69.3%	66.6%
Acquisition cost ratio	22.3%	22.5%	21.6%	23.0%	21.4%	19.4%	20.2%
Underwriting-related general and administrative expense ratio	11.8%	13.4%	14.7%	15.4%	11.3%	12.0%	13.1%
Combined ratio	107.3%	109.4%	96.1%	96.9%	117.3%	100.7%	99.9%
Acquisition cost ratio adjustment	0.1%	0.1%	0.3%	0.5%	1.3%	2.7%	2.6%
Ex-PGAAP combined ratio	107.4%	109.5%	96.4%	97.4%	118.6%	103.4%	102.5%

AXIS CAPITAL HOLDINGS LIMITED
EX-PGAAP INSURANCE SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017	2018
UNDERWRITING REVENUES
Gross premiums written	$961,608	$894,902	$968,325	$851,096	$920,736	$854,311	$3,797,592
Ceded premiums written	(390,651)	(377,852)	(376,416)	(321,857)	(344,130)	(338,485)	(1,472,845)
Net premiums written	570,957	517,050	591,909	529,239	576,606	515,826	2,324,747

Gross premiums earned	927,599	901,150	884,480	909,951	937,784	929,346	3,757,436
Ceded premiums earned	(367,989)	(364,699)	(347,220)	(353,189)	(347,305)	(343,186)	(1,394,830)
Net premiums earned	559,610	536,451	537,260	556,762	590,479	586,159	2,362,606
Other insurance related income (loss)	1,079	733	(695)	1,742	101	2,091	3,460
Total underwriting revenues	560,689	537,184	536,565	558,504	590,580	588,250	2,366,066

UNDERWRITING EXPENSES
Net losses and loss expenses	317,234	338,966	308,703	313,776	428,525	372,190	1,494,323
Acquisition costs	123,300	115,551	111,655	117,775	109,111	92,293	399,193
Underwriting-related general and administrative expenses	90,472	100,559	104,898	106,034	89,858	85,979	395,252
Total underwriting expenses	531,006	555,076	525,256	537,585	627,494	550,462	2,288,768

UNDERWRITING INCOME (LOSS)	29,683	(17,892)	11,309	20,919	(36,914)	37,788	77,298
Acquisition costs adjustment	1,518	1,563	2,856	6,202	15,775	25,571	121,014
EX-PGAAP UNDERWRITING INCOME (LOSS)	$28,165	$(19,455)	$8,453	$14,717	$(52,689)	$12,217	$(43,716)

Catastrophe and weather-related losses, net of reinstatement premiums	$19,900	$41,313	$14,483	$8,004	$92,128	$33,613	$203,862
Net favorable prior year reserve development	$10,455	$14,609	$21,326	$6,913	$32,257	$24,879	$92,806

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	55.0%	58.2%	58.7%	56.2%	62.4%	62.0%	58.5%
Catastrophe and weather-related losses ratio	3.6%	7.7%	2.7%	1.4%	15.6%	5.7%	8.7%
Current accident year loss ratio	58.6%	65.9%	61.4%	57.6%	78.0%	67.7%	67.2%
Prior year reserve development ratio	(1.9%)	(2.7%)	(3.9%)	(1.2%)	(5.4%)	(4.2%)	(4.0%)
Net losses and loss expenses ratio	56.7%	63.2%	57.5%	56.4%	72.6%	63.5%	63.2%
Acquisition cost ratio	22.0%	21.5%	20.8%	21.2%	18.5%	15.7%	16.9%
Underwriting-related general and administrative expense ratio	16.2%	18.8%	19.5%	19.0%	15.2%	14.7%	16.8%
Combined ratio	94.9%	103.5%	97.8%	96.6%	106.3%	93.9%	96.9%
Acquisition cost ratio adjustment	0.3%	0.3%	0.5%	1.1%	2.7%	4.4%	5.1%
Ex-PGAAP Combined ratio	95.2%	103.8%	98.3%	97.7%	109.0%	98.3%	102.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017	2018
UNDERWRITING REVENUES
Gross premiums written	$299,758	$511,604	$679,435	$1,732,130	$252,002	$242,190	$3,112,473
Ceded premiums written	(84,561)	(172,573)	(201,023)	(484,310)	(75,910)	(28,592)	(778,258)
Net premiums written	215,197	339,031	478,412	1,247,820	176,092	213,598	2,334,215

Gross premiums earned	861,485	854,966	796,183	774,863	839,268	770,537	3,124,781
Ceded premiums earned	(249,044)	(234,110)	(209,836)	(197,413)	(215,278)	(145,201)	(695,892)
Net premiums earned	612,441	620,856	586,347	577,450	623,990	625,336	2,428,889
Other insurance related income (losses)	3,980	800	3,620	5,187	(8,290)	1,089	7,162
Total underwriting revenues	616,421	621,656	589,967	582,637	615,700	626,425	2,436,051

UNDERWRITING EXPENSES
Net losses and loss expenses	540,160	511,947	363,760	350,252	598,818	467,941	1,695,964
Acquisition costs	138,475	144,475	130,708	142,643	150,197	142,420	569,642
Underwriting-related general and administrative expenses	16,723	26,060	28,149	32,839	24,435	27,722	123,916
Total underwriting expenses	695,358	682,482	522,617	525,734	773,450	638,083	2,389,522

UNDERWRITING INCOME (LOSS)	$(78,937)	$(60,826)	$67,350	$56,903	$(157,750)	$(11,658)	$46,529

Catastrophe and weather-related losses, net of reinstatement premiums	$120,100	$118,556	$11,081	$2,680	$177,002	$99,160	$225,861
Net favorable prior year reserve development	$3,426	$12,118	$2,295	$7,759	$7,321	$31,680	$106,856

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	68.9%	64.8%	60.5%	61.5%	68.3%	63.6%	64.8%
Catastrophe and weather-related losses ratio	19.9%	19.6%	1.9%	0.5%	28.8%	16.3%	9.4%
Current accident year loss ratio	88.8%	84.4%	62.4%	62.0%	97.1%	79.9%	74.2%
Prior year reserve development ratio	(0.6%)	(1.9%)	(0.4%)	(1.3%)	(1.1%)	(5.1%)	(4.4%)
Net losses and loss expenses ratio	88.2%	82.5%	62.0%	60.7%	96.0%	74.8%	69.8%
Acquisition cost ratio	22.6%	23.3%	22.3%	24.7%	24.1%	22.8%	23.5%
Underwriting-related general and administrative expenses	2.7%	4.1%	4.8%	5.6%	3.9%	4.4%	5.1%
Combined ratio	113.5%	109.9%	89.1%	91.0%	124.0%	102.0%	98.4%

AXIS CAPITAL HOLDINGS LIMITED
STRATEGIC CAPITAL PARTNERS

	Quarters ended December 31,						Years ended December 31,
	2019			2018			2019			2018
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$961,608	$299,758	$1,261,366	$920,736	$252,002	$1,172,738	$3,675,931	$3,222,927	$6,898,858	$3,797,592	$3,112,473	$6,910,065
Premiums ceded to Harrington Re	1,965	38,220	40,185	—	20,379	20,379	5,775	241,347	247,122	—	183,203	183,203
Premiums ceded to Other Strategic Capital Partners	13,651	46,341	59,992	—	55,531	55,531	54,644	701,120	755,764	—	595,055	595,055
Premiums ceded to Other Reinsurers	375,035	—	375,035	344,130	—	344,130	1,406,357	—	1,406,357	1,472,845	—	1,472,845
Net premiums written	$570,957	$215,197	$786,154	$576,606	$176,092	$752,698	$2,209,155	$2,280,460	$4,489,615	$2,324,747	$2,334,215	$4,658,962

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$2,036	$21,081	$23,117	$—	$5,715	$5,715	$7,428	$72,820	$80,248	$—	$48,461	$48,461

[a]
Total managed premiums represents gross premiums written of $1.3 billion and $1.2 billion for the quarters ended December 31, 2019 and 2018, respectively, and $6.9 billion for the years ended December 31, 2019 and 2018, respectively, and includes premiums written by the Insurance and Reinsurance segments on behalf of strategic capital partners and other reinsurers. Premiums ceded to strategic capital partners and other reinsurers by AXIS Insurance and AXIS Re are presented above.

[b]
Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $3 million and $(9) million in other insurance related income (losses) for the quarters ended December 31, 2019 and 2018, respectively and $12 million and $4 million for the years ended December 31, 2019, and 2018, respectively. It also included $20 million and $14 million as an offset to general and administrative expenses for the quarters ended December 31, 2019 and 2018, respectively and $68 million and $44 million for the years ended December 31, 2019 and 2018, respectively.

AXIS CAPITAL HOLDINGS LIMITED
NET INVESTMENT INCOME - QUARTER AND YEAR

							Years ended December 31,
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017	2019	2018

Fixed maturities	$98,990	$96,311	$97,370	$91,382	$94,108	$82,060	$384,053	$356,273
Other investments	10,767	11,143	31,232	6,895	4,780	16,885	60,038	48,959
Equity securities	2,678	2,232	3,197	2,328	3,062	3,871	10,434	10,077
Mortgage loans	3,977	3,984	3,689	3,063	3,762	2,810	14,712	13,566
Cash and cash equivalents	5,908	7,034	8,138	5,801	10,796	417	26,882	27,566
Short-term investments	1,077	973	1,108	3,894	3,432	921	7,053	9,365

Gross investment income	123,397	121,677	144,734	113,363	119,940	106,964	503,172	465,806
Investment expense	(5,840)	(5,914)	(6,785)	(6,060)	(6,812)	(6,056)	(24,600)	(27,299)

Net investment income	$117,557	$115,763	$137,949	$107,303	$113,128	$100,908	$478,572	$438,507

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2017
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,468,205	$12,616,241	$12,522,955	$11,874,518	$11,435,347	$12,622,006
Equity securities, at fair value	474,207	429,903	433,407	418,863	381,633	635,511
Mortgage loans, held for investment, at fair value	432,748	407,790	394,179	313,421	298,650	325,062
Other investments, at fair value	770,923	779,200	802,064	795,331	787,787	1,009,373
Equity method investments	117,821	113,748	112,956	110,322	108,103	108,597
Short-term investments, at fair value	38,471	12,539	32,421	41,853	144,040	83,661
Total investments	14,302,375	14,359,421	14,297,982	13,554,308	13,155,560	14,784,210
Cash and cash equivalents	1,576,457	1,208,551	1,094,714	1,606,258	1,830,020	1,363,786
Accrued interest receivable	78,085	81,371	82,567	78,594	80,335	81,223
Insurance and reinsurance premium balances receivable	3,071,390	3,322,316	3,732,529	3,667,923	3,007,296	3,012,419
Reinsurance recoverable on unpaid losses and loss expenses	3,877,756	3,705,793	3,564,812	3,555,341	3,501,669	3,159,514
Reinsurance recoverable on paid losses and loss expenses	327,795	252,087	364,536	321,798	280,233	179,326
Deferred acquisition costs	492,119	586,440	657,275	703,028	566,622	474,061
Prepaid reinsurance premiums	1,101,889	1,243,040	1,291,979	1,271,303	1,013,573	809,274
Receivable for investments sold	35,659	9,711	25,850	10,888	32,627	11,621
Goodwill	102,003	102,003	102,003	102,003	102,003	102,003
Intangible assets	230,550	233,305	236,009	238,763	241,568	257,987
Value of business acquired	8,992	11,048	15,416	22,610	35,714	206,838
Operating lease right-of-use assets	111,092	116,560	132,940	143,887	—	—
Other assets	287,892	263,880	271,562	280,878	285,346	317,915
TOTAL ASSETS	$25,604,054	$25,495,526	$25,870,174	$25,557,582	$24,132,566	$24,760,177

LIABILITIES
Reserve for losses and loss expenses	$12,752,081	$12,498,507	$12,254,711	$12,275,771	$12,280,769	$12,997,553
Unearned premiums	3,626,246	4,153,003	4,503,132	4,535,163	3,635,758	3,641,399
Insurance and reinsurance balances payable	1,349,082	1,276,123	1,484,285	1,440,942	1,338,991	899,064
Debt	1,808,157	1,388,135	1,387,748	1,342,345	1,341,961	1,376,529
Payable for investments purchased	32,985	89,805	181,274	159,544	111,838	100,589
Operating lease liabilities	115,584	115,887	133,257	144,298	—	—
Other liabilities	375,911	388,196	359,290	359,363	393,178	403,779
TOTAL LIABILITIES	20,060,046	19,909,656	20,303,697	20,257,426	19,102,495	19,418,913

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	775,000	775,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,317,212	2,309,483	2,303,592	2,296,639	2,308,583	2,299,166
Accumulated other comprehensive income (loss)	171,710	176,296	156,145	29,096	(177,110)	92,382
Retained earnings	6,056,686	6,101,902	6,108,577	5,976,603	5,912,812	5,979,666
Treasury shares, at cost	(3,778,806)	(3,779,017)	(3,779,043)	(3,779,388)	(3,791,420)	(3,807,156)
TOTAL SHAREHOLDERS' EQUITY	5,544,008	5,585,870	5,566,477	5,300,156	5,030,071	5,341,264

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,604,054	$25,495,526	$25,870,174	$25,557,582	$24,132,566	$24,760,177

Common shares outstanding	83,959	83,947	83,947	83,934	83,586	83,161
Diluted common shares outstanding [b]	85,489	85,516	85,579	85,632	85,229	84,745
Book value per common share	$56.80	$57.31	$57.08	$53.91	$50.91	$54.91
Book value per diluted common share	$55.79	$56.26	$55.99	$52.84	$49.93	$53.88
Tangible book value per diluted common share	$52.40	$52.84	$52.54	$49.37	$46.41	$50.18
Debt to total capital [a]	24.6%	19.9%	20.0%	20.2%	21.1%	20.5%
Debt and preferred equity to total capital	35.1%	31.0%	31.1%	31.9%	33.2%	32.0%

[a]	The debt to total capital ratio is calculated by dividing debt by total capital. Total capital represents the sum of total shareholders’ equity and debt.

[b]	Treasury stock method was applied. Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO
At December 31, 2019

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$2,102,849	$16,345	$(6,313)	$2,112,881	13.2%
Non-U.S. government	564,505	14,535	(2,448)	576,592	3.6%
Corporate debt	4,797,384	140,426	(7,556)	4,930,254	30.9%
Agency RMBS	1,570,823	25,215	(3,454)	1,592,584	10.0%
CMBS	1,340,156	29,838	(4,942)	1,365,052	8.6%
Non-Agency RMBS	84,381	1,393	(852)	84,922	0.5%
ABS	1,599,867	4,706	(5,880)	1,598,693	10.0%
Municipals	203,275	4,359	(407)	207,227	1.3%
Total fixed maturities	12,263,240	236,817	(31,852)	12,468,205	78.1%

Equity securities
Common stocks	504	77	(388)	193	—%
Exchange-traded funds	215,986	81,444	(105)	297,325	1.9%
Bond mutual funds	182,466	—	(5,777)	176,689	1.1%
Total equity securities	398,956	81,521	(6,270)	474,207	3.0%

Total fixed maturities and equity securities	$12,662,196	$318,338	$(38,122)	12,942,412	81.1%

Mortgage loans, held for investment				432,748	2.7%

Other investments (see below)				770,923	4.8%

Equity method investments				117,821	0.7%

Short-term investments				38,471	0.3%

Total investments				14,302,375	89.6%

Cash and cash equivalents [a]				1,576,457	9.9%

Accrued interest receivable				78,085	0.5%

Net receivable/(payable) for investments sold (purchased)				2,674	—%

Total cash and invested assets				$15,959,591	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$31,248	4.1%
Multi-strategy funds				136,542	17.7%
Direct lending funds				277,395	36.0%
Real estate funds				130,112	16.9%
Private equity funds				80,412	10.4%
Other privately held investments				36,934	4.8%
Collateralized loan obligations - equity tranches				14,328	1.8%
Overseas deposits				63,952	8.3%
Total				$770,923	100.0%

[a]	Includes $335 million of restricted cash and cash equivalents.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS COMPOSITION - QUARTER

	Q4 2019		Q3 2019	Q2 2019	Q1 2019	Q4 2018		Q4 2017
	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	13.2%		13.6%	15.1%	13.1%	10.1%		10.7%
Non-U.S. government	3.6%		3.5%	3.5%	3.2%	3.3%		5.0%
Corporate debt	30.9%		32.6%	32.3%	32.1%	32.5%		32.8%
MBS:
Agency RMBS	10.0%		10.5%	11.0%	11.3%	11.0%		14.8%
CMBS	8.6%		8.8%	7.7%	7.0%	7.3%		4.8%
Non-agency RMBS	0.5%		0.4%	0.4%	0.3%	0.3%		0.3%
ABS	10.0%		10.3%	10.4%	10.7%	10.9%		8.9%
Municipals	1.3%		1.3%	1.3%	1.0%	0.9%		0.9%

Total Fixed Maturities	78.1%		81.0%	81.7%	78.7%	76.3%		78.2%
Equity securities	3.0%		2.8%	2.8%	2.8%	2.5%		3.9%
Mortgage loans	2.7%		2.6%	2.6%	2.1%	2.0%		2.0%
Other investments	4.8%		5.0%	5.2%	5.3%	5.3%		6.3%
Equity method investments	0.7%		0.7%	0.7%	0.7%	0.7%		0.7%
Short-term investments	0.3%		0.1%	0.3%	0.2%	1.0%		0.5%

Total investments	89.6%		92.2%	93.3%	89.8%	87.8%		91.6%
Cash and cash equivalents	9.9%		7.8%	7.1%	10.6%	12.2%		8.4%
Accrued interest receivable	0.5%		0.5%	0.5%	0.5%	0.5%		0.5%
Net receivable/(payable) for investments sold or purchased	—%		(0.5%)	(0.9%)	(0.9%)	(0.5%)		(0.5%)
Total Cash and Invested Assets	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
U.S. government and agency	16.9%		16.9%	18.5%	16.6%	13.3%		13.6%
AAA	39.3%		38.6%	35.8%	38.7%	40.0%		39.5%
AA	6.9%		7.1%	8.6%	7.1%	7.7%		8.3%
A	14.8%		14.8%	14.1%	15.0%	15.5%		16.6%
BBB	13.5%		13.8%	13.6%	13.3%	14.7%		13.9%
Below BBB	8.6%		8.8%	9.4%	9.3%	8.8%		8.1%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
Within one year	3.6%		2.7%	3.1%	3.5%	3.7%		3.9%
From one to five years	39.2%		39.9%	41.8%	41.9%	41.0%		38.9%
From five to ten years	17.3%		17.2%	15.7%	14.5%	14.8%		18.6%
Above ten years	2.7%		3.3%	3.2%	2.9%	1.8%		1.7%
Asset-backed and mortgage-backed securities	37.2%		36.9%	36.2%	37.2%	38.7%		36.9%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.8%		2.9%	3.0%	3.1%	3.1%		2.5%
Yield to maturity of fixed maturities	2.4%		2.5%	2.7%	3.1%	3.6%		2.7%
Average duration of fixed maturities (inclusive of duration hedges)	3.2	yrs	3.1 yrs	3.0 yrs	2.9 yrs	2.8	yrs	3.2	yrs
Average credit quality	AA-		AA-	AA-	AA-	AA-		AA-

AXIS CAPITAL HOLDINGS LIMITED
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At December 31, 2019

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$960,924	19.5%	6.0%
Non-U.S. banks	335,063	6.8%	2.1%
Corporate/commercial finance	282,339	5.7%	1.8%
Insurance	127,864	2.6%	0.8%
Investment brokerage	43,090	0.9%	0.3%
Total financial institutions	1,749,280	35.5%	11.0%
Consumer non-cyclicals	473,501	9.6%	3.0%
Communications	285,593	5.8%	1.8%
Consumer cyclicals	283,240	5.7%	1.8%
Technology	240,209	4.9%	1.5%
Energy	227,137	4.6%	1.4%
Non-U.S. government guaranteed	214,224	4.3%	1.3%
Transportation	181,321	3.7%	1.1%
Industrials	143,978	2.9%	0.9%
Utilities	137,458	2.8%	0.9%
Total investment grade	3,935,941	79.8%	24.7%

Total non-investment grade	994,313	20.2%	6.2%

Total corporate debt	$4,930,254	100.0%	30.9%

AXIS CAPITAL HOLDINGS LIMITED
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At December 31, 2019

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$126,049	$5,173	$131,222	1.1%
JP MORGAN CHASE & CO	115,490	4,015	119,505	1.0%
MORGAN STANLEY	111,975	3,871	115,846	0.9%
WELLS FARGO & COMPANY	105,794	3,464	109,258	0.9%
CITIGROUP INC	83,326	3,392	86,718	0.7%
GOLDMAN SACHS GROUP INC	81,913	2,665	84,578	0.7%
AT&T INC	53,707	2,729	56,436	0.5%
MITSUBISHI UFJ FINANCIAL GROUP INC	52,397	1,157	53,554	0.4%
COMCAST CORPORATION	47,660	2,143	49,803	0.4%
CVS HEALTH CORP	45,417	3,256	48,673	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS CAPITAL HOLDINGS LIMITED
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At December 31, 2019

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,592,584	$64,685	$1,377	$1,107	$1,760	$15,993	$1,677,506
Commercial MBS	332,383	991,627	37,872	3,170	—	—	1,365,052
ABS	—	1,456,937	60,608	44,542	12,571	24,035	1,598,693

Total mortgage-backed and asset-backed securities	$1,924,967	$2,513,249	$99,857	$48,819	$14,331	$40,028	$4,641,251

Percentage of total	41.5%	54.2%	2.2%	1.1%	0.3%	0.7%	100.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$196,334	$158,491	$159,259	$136,923	$159,347	$86,272
Reinsurance	131,461	93,596	205,558	185,156	121,112	93,054
Total	$327,795	$252,087	$364,817	$322,079	$280,459	$179,326

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves:
Insurance	$890,036	$869,575	$871,493	$859,971	$791,215	$930,132
Reinsurance	468,904	351,179	351,230	351,413	327,067	151,062
Total	$1,358,940	$1,220,754	$1,222,723	$1,211,384	$1,118,282	$1,081,194

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,933,657	$1,932,766	$1,889,003	$1,916,176	$1,919,002	$1,807,607
Reinsurance	603,116	570,738	470,322	446,571	484,754	287,551
Total	$2,536,773	$2,503,504	$2,359,325	$2,362,747	$2,403,756	$2,095,158

Provision against reinsurance recoverable on unpaid losses and loss expenses:
Insurance	$(16,720)	$(17,598)	$(16,722)	$(17,583)	$(18,191)	$(16,420)
Reinsurance	(1,237)	(867)	(795)	(1,488)	(2,404)	(418)
Total	$(17,957)	$(18,465)	$(17,517)	$(19,071)	$(20,595)	$(16,838)

Reinsurance recoverables on unpaid and paid losses and loss expenses:
Insurance	$3,003,307	$2,943,234	$2,903,033	$2,895,487	$2,851,373	$2,807,591
Reinsurance	1,202,244	1,014,646	1,026,315	981,652	930,529	531,249
Total	$4,205,551	$3,957,880	$3,929,348	$3,877,139	$3,781,902	$3,338,840

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS
At December 31, 2019

Categories	Reinsurance Recoverable, Gross of Collateral	Collateral	Reinsurance Recoverable, Net of Collateral	% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Reinsurance Recoverable, Gross of Collateral	Reinsurance recoverable on unpaid and paid losses
Top 10 reinsurers based on gross recoverables	$2,421,828	$(506,504)	$1,915,324	57.4%	34.5%	$(8,073)	0.3%	$2,413,755
Other reinsurers balances > $20 million	1,384,179	(264,496)	1,119,683	33.5%	20.2%	(7,779)	0.6%	1,376,400
Other reinsurers balances < $20 million	417,501	(113,338)	304,163	9.1%	5.5%	(2,105)	0.5%	415,396
Total	$4,223,508	$(884,338)	$3,339,170	100.0%	60.2%	$(17,957)	0.4%	$4,205,551
At December 31, 2019, 89.1% (December 31, 2018: 89.5%) of our reinsurance recoverable, gross of collateral were collectible from reinsurers rated the equivalent of A- or better by A.M. BEST.

Top 10 Reinsurers (net of collateral)		% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity
1	Swiss Reinsurance America Corporation	13.1%	7.9%
2	Lloyds of London	11.1%	6.6%
3	Harrington Re Ltd.	8.2%	4.9%
4	Transatlantic Reinsurance Co	6.2%	3.7%
5	Partner Reinsurance Co of the US	5.1%	3.1%
6	Hannover Ruck SE	4.9%	3.0%
7	Everest Reinsurance Company	3.8%	2.3%
8	Munich Reinsurance America, Inc	3.3%	2.0%
9	SCOR Reinsurance Company	2.5%	1.5%
10	Munchener Ruckversicherungs Gesellschaft	2.3%	1.3%
		60.5%	36.3%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES

	Quarter ended December 31, 2019			Year ended December 31, 2019
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$12,498,507	$(3,705,793)	$8,792,714	$12,280,769	$(3,501,669)	$8,779,100
Incurred losses and loss expenses	1,324,887	(467,493)	857,394	4,647,178	(1,602,380)	3,044,798
Paid losses and loss expenses	(1,236,636)	386,763	(849,873)	(4,272,628)	1,302,003	(2,970,625)
Foreign exchange and other	165,323	(91,233)	74,090	96,762	(75,710)	21,052

End of period [a]	$12,752,081	$(3,877,756)	$8,874,325	$12,752,081	$(3,877,756)	$8,874,325

[a]
At December 31, 2019, reserve for losses and loss expenses included IBNR of $7,891 million, or 62%, of reserves for losses and loss expenses. At December 31, 2018, the comparable amount was $7,655 million, or 62%.

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended December 31, 2019			Year ended December 31, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$575,688	$660,948	$1,236,636	$2,219,820	$2,052,808	$4,272,628
Reinsurance recoverable on paid losses and loss expenses	(254,044)	(132,719)	(386,763)	(880,788)	(421,215)	(1,302,003)

Net paid losses and loss expenses	321,644	528,229	849,873	1,339,032	1,631,593	2,970,625

Change in:
Gross case reserves	(31,996)	3,236	(28,760)	111,613	90,573	202,186
Gross IBNR	27,839	89,173	117,012	(73,243)	245,608	172,365
Reinsurance recoverable on unpaid loss and loss expenses	(253)	(80,478)	(80,731)	(98,723)	(201,655)	(300,378)

Total net incurred losses and loss expenses	$317,234	$540,160	$857,394	$1,278,679	$1,766,119	$3,044,798

Gross reserve for losses and loss expenses	$6,496,568	$6,255,513	$12,752,081	$6,496,568	$6,255,513	$12,752,081

Net favorable prior year reserve development	$10,455	$3,426	$13,881	$53,302	$25,598	$78,900

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	101.4%	97.8%	99.1%	104.7%	92.4%	97.6%

Net paid losses and loss expenses / Net premiums earned	57.5%	86.2%	72.5%	61.1%	68.1%	64.8%
Change in net losses and loss expenses / Net premiums earned	(0.8%)	2.0%	0.7%	(2.7%)	5.6%	1.6%
Net losses and loss expenses ratio	56.7%	88.2%	73.2%	58.4%	73.7%	66.4%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTER

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017

Gross paid losses and loss expenses	$575,688	$546,316	$537,634	$560,181	$676,665	$579,122
Reinsurance recoverable on paid losses and loss expenses	(254,044)	(232,791)	(175,788)	(218,163)	(254,452)	(158,719)

Net paid losses and loss expenses	321,644	313,525	361,846	342,018	422,213	420,403

Change in:
Gross case reserves	(31,996)	35,106	(8,250)	116,753	(40,794)	220,300
Gross IBNR	27,839	42,137	(57,015)	(86,204)	117,212	(170,581)
Reinsurance recoverable on unpaid losses and loss expenses	(253)	(51,802)	12,122	(58,791)	(70,106)	(97,931)

Total net incurred losses and loss expenses	$317,234	$338,966	$308,703	$313,776	$428,525	$372,191

Gross reserve for losses and loss expenses	$6,496,568	$6,437,281	$6,395,448	$6,465,347	$6,426,309	$7,011,805

Net favorable prior year reserve development	$10,455	$14,609	$21,326	$6,913	$32,257	$24,879

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	101.4%	92.5%	117.2%	109.0%	98.5%	113.0%

Net paid losses and loss expenses / Net premiums earned	57.5%	58.4%	67.4%	61.4%	71.5%	71.7%
Change in net losses and loss expenses / Net premiums earned	(0.8%)	4.8%	(9.9%)	(5.0%)	1.1%	(8.2%)
Net losses and loss expenses ratio	56.7%	63.2%	57.5%	56.4%	72.6%	63.5%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTER

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017

Gross paid losses and loss expenses	$660,948	$442,924	$428,428	$520,508	$611,056	$542,160
Reinsurance recoverable on paid losses and loss expenses	(132,719)	(72,222)	(82,907)	(133,368)	(92,279)	(91,146)

Net paid losses and loss expenses	528,229	370,702	345,521	387,140	518,777	451,014

Change in:
Gross case reserves	3,236	27,062	25,790	34,485	199,227	94,597
Gross IBNR	89,173	224,223	20,656	(88,443)	42,084	(90,690)
Reinsurance recoverable on unpaid losses and loss expenses	(80,478)	(110,040)	(28,207)	17,070	(161,270)	13,020

Total net incurred losses and loss expenses	$540,160	$511,947	$363,760	$350,252	$598,818	$467,941

Gross reserve for losses and loss expenses	$6,255,513	$6,061,226	$5,859,263	$5,810,424	$5,854,460	$5,985,747

Net favorable prior year reserve development	$3,426	$12,118	$2,295	$7,759	$7,321	$31,680

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	97.8%	72.4%	95.0%	110.5%	86.6%	96.4%

Net paid losses and loss expenses / Net premiums earned	86.2%	59.7%	58.9%	67.0%	83.1%	72.1%
Change in net losses and loss expenses / Net premiums earned	2.0%	22.8%	3.1%	(6.3%)	12.9%	2.7%
Net losses and loss expenses ratio	88.2%	82.5%	62.0%	60.7%	96.0%	74.8%

AXIS CAPITAL HOLDINGS LIMITED
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JANUARY 1, 2020

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$262	5.5%	$310	6.5%	$428	9.0%
Northeast	U.S. Hurricane	53	1.1%	145	3.0%	236	4.9%
Mid-Atlantic	U.S. Hurricane	120	2.5%	214	4.5%	349	7.3%
Gulf of Mexico	U.S. Hurricane	202	4.2%	249	5.2%	283	5.9%
California	Earthquake	176	3.7%	249	5.2%	292	6.1%
Europe	Windstorm	195	4.1%	238	5.0%	316	6.6%
Japan	Earthquake	138	2.9%	247	5.2%	414	8.7%
Japan	Windstorm	114	2.4%	195	4.1%	256	5.4%
The above table shows our Probable Maximum Loss ("PML") to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at January 1, 2020. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.3 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.3 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.3 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, U.S. GAAP

	Quarters ended December 31,		Years ended December 31,
	2019	2018	2019	2018

Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	$282,361	$396

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	83,957	83,582	83,894	83,501
Dilutive share equivalents:
Share-based compensation plans [a]	—	—	579	506
Weighted average diluted common shares outstanding	83,957	83,582	84,473	84,007

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	($0.12)	($2.37)	$3.37	$—
Earnings (loss) per diluted common share	($0.12)	($2.37)	$3.34	$—

[a] Due to the net loss recognized for the quarters ended December 31, 2019 and 2018, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARE ROLLFOWARD - QUARTER

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q4 2017

Net income (loss) available (attributable) to common shareholders	$(9,897)	$27,745	$166,387	$98,125	$(198,448)	$(38,081)

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,947	83,947	83,934	83,586	83,557	83,157
Shares issued and treasury shares reissued	23	1	20	505	53	8
Shares repurchased for treasury	(11)	(1)	(7)	(157)	(24)	(4)
Common shares - at end of period	83,959	83,947	83,947	83,934	83,586	83,161

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	83,957	83,947	83,941	83,725	83,582	83,160
Dilutive share equivalents:
Share-based compensation plans [a]	—	635	460	547	—	—
Weighted average diluted common shares outstanding	83,957	84,582	84,401	84,272	83,582	83,160

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	($0.12)	$0.33	$1.98	$1.17	($2.37)	($0.46)
Earnings (loss) per diluted common share	($0.12)	$0.33	$1.97	$1.16	($2.37)	($0.46)

[a] Due to the net loss recognized for the quarters ended December 31, 2019, 2018 and 2017, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At December 31, 2019

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$59.44

Book value per common share	$4,769,008	83,959	$56.80

Dilutive securities: [b]
Restricted stock units		1,530	(1.01)
Book value per diluted common share	$4,769,008	85,489	$55.79

	At December 31, 2018

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$51.64

Book value per common share	$4,255,071	83,586	$50.91
Dilutive securities: [b]
Restricted stock units		1,643	(0.98)
Book value per diluted common share	$4,255,071	85,229	$49.93

[a]	Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock units.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarters ended December 31,		Years ended December 31,
	2019	2018	2019	2018
Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	$282,361	$396
Net investment (gains) losses [a]	(42,712)	72,667	(91,233)	150,218
Foreign exchange losses (gains) [b]	52,827	(31,232)	(12,041)	(29,165)
Reorganization expenses [c]	8,074	18,815	37,384	66,940
Interest in (income) loss of equity method investments [d]	(4,073)	4,052	(9,718)	(993)
Income tax expense (benefit)	131	(10,157)	6,656	(26,697)
Operating income (loss)	$4,350	$(144,303)	$213,409	$160,699

Earnings (loss) per diluted common share	$(0.12)	$(2.37)	$3.34	$—
Net investment (gains) losses	(0.50)	0.87	(1.08)	1.79
Foreign exchange losses (gains)	0.62	(0.37)	(0.14)	(0.35)
Reorganization expenses	0.10	0.23	0.44	0.80
Interest in (income) loss of equity method investments	(0.05)	0.05	(0.12)	(0.01)
Income tax expense (benefit)	—	(0.14)	0.08	(0.32)
Operating income (loss) per diluted common share	$0.05	$(1.73)	$2.52	$1.91

Weighted average diluted common shares outstanding	84,631	83,582	84,473	84,007

Average common shareholders' equity	$4,789,939	$4,376,172	$4,512,040	$4,410,668

Annualized return on average common equity	(0.8%)	(18.1%)	6.3%	—%

Annualized operating return on average common equity	0.4%	(13.2%)	4.7%	3.6%

[a]
Tax cost (benefit) of $5 million and $(8) million for the quarters ended December 31, 2019 and 2018, respectively, and $12 million and $(12) million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.

[b]
Tax cost (benefit) of $(4) million and $1 million for the quarters ended December 31, 2019 and 2018, respectively, and $1 million and $(4) million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.

[c]
Tax (benefit) of ($1 million) and $(4) million for the quarters ended December 31, 2019 and 2018, respectively, and $(7) million and $(11) million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]
Tax cost of $nil for the quarters ended December 31, 2019 and 2018 and $nil and $0.3 million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarters ended December 31,		Years ended December 31,
	2019	2018	2019	2018
Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	$282,361	$396
Net investment (gains) losses [a]	(42,712)	72,667	(91,233)	150,218
Foreign exchange losses (gains) [a]	52,827	(31,232)	(12,041)	(29,165)
Reorganization expenses [a]	8,074	18,815	37,384	66,940
Interest in (income) loss of equity method investments [a]	(4,073)	4,052	(9,718)	(993)
Income tax expense (benefit)	131	(10,157)	6,656	(26,697)
Operating income (loss)	$4,350	$(144,303)	$213,409	$160,699
Amortization of VOBA and intangible assets [b]	4,954	$27,648	37,939	$184,531
Amortization of acquisition cost [c]	(1,518)	(16,032)	(12,207)	(125,467)
Income tax expense (benefit)	(653)	(2,207)	(4,888)	(11,222)
Ex-PGAAP operating income (loss) [d]	$7,133	$(134,894)	$234,253	$208,541

Earnings (loss) per diluted common share	$(0.12)	$(2.37)	$3.34	$—
Net investment (gains) losses	(0.50)	0.87	(1.08)	1.79
Foreign exchange losses (gains)	0.62	(0.37)	(0.14)	(0.35)
Reorganization expenses	0.10	0.23	0.44	0.80
Interest in (income) loss of equity method investments	(0.05)	0.05	(0.12)	(0.01)
Income tax expense (benefit)	—	(0.14)	0.08	(0.32)
Operating income (loss) per diluted common share	$0.05	$(1.73)	$2.52	$1.91
Amortization of VOBA and intangible assets	$0.06	$0.33	$0.45	$2.20
Amortization of acquisition cost	(0.02)	(0.19)	(0.14)	(1.49)
Income tax expense (benefit)	(0.01)	(0.02)	(0.06)	(0.14)
Ex-PGAAP operating income (loss) per diluted common share [d]	$0.08	$(1.61)	$2.77	$2.48

Weighted average diluted common shares outstanding	84,631	83,582	84,473	84,007

Average common shareholders' equity	$4,789,939	$4,376,172	$4,512,040	$4,410,668

Annualized return on average common equity	(0.8%)	(18.1%)	6.3%	—%

Annualized operating return on average common equity	0.4%	(13.2%)	4.7%	3.6%

Annualized ex-PGAAP operating return on average common equity [d]	0.6%	(12.3%)	5.2%	4.7%

[a]	Tax cost (benefit) shown on previous page.

[b]
Tax (benefit) of $(1) million and $(5) million for the quarters ended December 31, 2019 and 2018, respectively and $(7) million and $(35) million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[c]
Tax cost of $0.3 million and $3 million for the quarters ended December 31, 2019 and 2018, respectively and $2 million and $24 million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]
Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and annualized ROACE, respectively, are presented in the table above, and a discussion of the rationale for the presentation of these items is provided later in this document. Ex-PGAAP operating loss per diluted common share for the quarter ended December 31, 2018 , was calculated using weighted average common shares outstanding due to the ex-PGAAP operating loss recognized in the period.

AXIS CAPITAL HOLDINGS LIMITED
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of value of business acquired in the consolidated statement of operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]
VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is presented in the table above and a discussion of the rationale for its presentation is provided later in this document.

The purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS CAPITAL HOLDINGS LIMITED
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2017
Common shareholders' equity	$4,769,008	$4,810,870	$4,791,477	$4,525,156	$4,255,071	$4,566,264
Less: goodwill	(102,003)	(102,003)	(102,003)	(102,003)	(102,003)	(102,003)
Less: intangible assets	(230,550)	(233,305)	(236,009)	(238,763)	(241,568)	(257,987)
Associated tax impact	43,199	42,881	43,205	43,522	43,814	46,377
Tangible common shareholders' equity	$4,479,654	$4,518,443	$4,496,670	$4,227,912	$3,955,314	$4,252,651

Diluted common shares outstanding, net of treasury shares	85,489	85,516	85,579	85,632	85,229	84,745

Book value per diluted common share	$55.79	$56.26	$55.99	$52.84	$49.93	$53.88

Tangible book value per diluted common share	$52.40	$52.84	$52.54	$49.37	$46.41	$50.18

[a]	Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), tangible book value per diluted common share, ex-PGAAP operating income (loss) (in total and on a per share basis), annualized ex-PGAAP operating ROACE and ex-PGAAP underwriting income (loss) which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' and 'Consolidated Statements of Operations - Year' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange (losses) gains in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance, therefore, foreign exchange (losses) gains are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the 'Consolidated Statements of Operations - Quarter' and 'Consolidated Statements of Operations - Year' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized upon the sale of our available for sale investments and equity securities in net investment gains (losses) in our consolidated statements of operations. We also recognize unrealized foreign exchange (losses) gains on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange (losses) gains generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange (losses) gains in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section in this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the 'Tangible Book Value per Diluted Common Share' section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is provided in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.

Ex-PGAAP underwriting income (loss)
Ex-PGAAP underwriting income (loss) represents underwriting income (loss) exclusive of acquisition costs associated with Novae's balance sheet at acquisition date. The reconciliation to the most comparable GAAP financial measure, income (loss) before income taxes and interest in income (loss) of equity method investments is provided in the 'Consolidated Statements of Operations - Quarter' and 'Consolidated Statements of Operations - Year' sections of this document.

We believe the presentation of ex-PGAAP underwriting income (loss) enables investors and other users of our financial information to better analyze the performance of our business.